As filed with the Securities and Exchange Commission on September 17, 2004


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                               SEPTEMBER 14, 2004

                             TRI-VALLEY CORPORATION
             (Exact name of registrant as specified in its charter)


                  DELAWARE          0-6119          84-0617433
          (State or other jurisdiction of incorporation or organization)
       (Commission File Number)          (IRS Employer Identification No.)

                            5555 BUSINESS PARK SOUTH
                                    SUITE 200
                             BAKERSFIELD, CALIFORNIA
                     (Address of principal executive office)

                   Issuer's telephone number:  (661) 864-0500

SECTION  3  -  SECURITIES  AND  TRADING  MARKETS
------------------------------------------------

ITEM  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

On September 14, 2004, Tri-Valley Corporation sold 3,425 shares of its common stock to one individual purchaser for $13,871 or $4.05 per share, which was the closing price of the company's stock on the American Stock Exchange on the date of sale. The sale was made in a privately negotiated transaction in reliance on the exemption from the registration requirements of the Securities Act of 1933 (the "Act") contained in Section 4(2) of the Act.

On July 9 and August 10, 2004,*, the company made two sales of common stock to a single individual, also in privately negotiated transactions in reliance on the exemption from registration requirements contained in Section 4(2) of the Act. On July 9, the company sold 300,000 shares of common stock at $4.02 per share (total consideration $1,206,000), and on August 10, the company sold 200,000 shares of common stock at $4.01 per share (total consideration $802,000). In each case, the price per share was equal to the closing market price of the company's stock on the American Stock Exchange on the date of sale.

* These two sales were completed prior to the effective date of the amendments to Form 8-K which adopted Item 3.02.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     TRI-VALLEY  CORPORATION


Date:  September  17,  2004
     F.  Lynn  Blystone,  President  and  Chief  Executive  Officer
     --------------------------------------------------------------